EXHIBIT 10.26

                               FIRST AMENDMENT TO
                         DEVELOPMENT SERVICES AGREEMENT


         AGREEMENT made as of November 7, 1996 by and between Humphrey Hospitality Limited Partnership, a Virginia limited partnership (the "Partnership") and Humphrey Development, Inc., a Maryland corporation (the "Developer").

         WHEREAS, the Partnership was formed to acquire, construct, develop, improve, maintain, own, operate and lease a hotel located in Dover, Delaware (the "Project");

         WHEREAS, the Developer has provided and will continue to provide certain services with respect to the Project during the development and construction thereof in accordance with the provisions of the Development Services Agreement dated as of April 4, 1996 between the Partnership and the Developer (the "Original Development Agreement");

         WHEREAS, in consideration of such services, the Partnership has agreed to grant to the Developer an option to repurchase the Project; and

         WHEREAS, the Partnership and the Developer wish to add Section 12 to the Original Development Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Section 12 as set forth below is hereby added to the Original Development Agreement:

                                  (i) The Partnership offers to sell and convey
                  to the Developer and hereby grants to the Developer the exclusive and irrevocable option to purchase the Project, together with the improvements thereon, and all the rights, ways, alleys, privileges, and appurtenances belonging or in anywise appertaining thereto, subject to the terms and conditions set forth below.

                                 (ii) The Developer's option to purchase the
                  Project must be exercised by the Developer within ninety (90) days before the sixth anniversary of date of the Project's final certificate of occupancy (or equivalent local government document evidencing the


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                  completion of the Project) (the "Option Period"). If the
                  option to purchase is not exercised on or before the final day of the Option Period, this option to purchase shall automatically cease and terminate, neither party shall have any further rights hereunder, at law or in equity, and this option shall be null and void, all without further action or documentation by either party. The purchase price for the Project shall be $2,795,910. The Developer's option to purchase shall be exercised by the timely delivery to the Partnership at the Partnership's address set forth below of two copies of a contract of sale duly executed by the Developer, together with any earnest money deposit required by the contract of sale. The form of contract of sale shall be agreed upon by the parties within ninety (90) days of the execution of this Agreement (the "Contract of Sale"). Promptly upon receiving the Contract of Sale the Partnership shall execute both copies of the Contract of Sale and return one fully executed copy to the Developer. The failure of the Partnership to execute and return a fully executed copy of the Contract of Sale to the Developer shall not affect its enforceability and the Contract of Sale shall be binding upon and enforceable against the Partnership in the same manner as if it had been executed by the Partnership and returned to the Developer.

                                (iii) In the event that Developer exercises the
                  option to purchase within the time and in the manner hereinbefore provided, then thereafter their rights and obligations with respect to the Project shall be governed by the terms and conditions contained in the Contract of Sale.

                                 (iv)       The address of the Seller is as
                  follows:

                                            Humphrey Hospitality Limited
                                             Partnership
                                            12301 Old Columbia Pike
                                            Suite 300
                                            Silver Spring, Maryland  20904


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                                  (v)       Time shall be of the essence of
                  this option.

         2. In all other respects, the Original Development Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

WITNESS:                                PARTNERSHIP:

                                        HUMPHREY HOSPITALITY LIMITED
                                        PARTNERSHIP

                                        By:      Humphrey Hospitality Trust,
                                                 Inc., its general partner



/s/ Randy P. Smith                               By: /s/ James Humphrey
----------------------                               -----------------------
    Randy P. Smith                                  Name: James Humphrey
                                                    Title: President



                                        DEVELOPER:

                                        HUMPHREY DEVELOPMENT, INC.



/s/ Randy P. Smith                      By: /s/ Bethany H. Hooper
----------------------                     ----------------------------
    Randy P. Smith                         Name: Bethany H. Hooper
                                           Title: President



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